EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Appoints Leigh Freeman to Its Board of Directors

Coeur d’Alene, Idaho – January 18, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce the appointment of Leigh W. Freeman to the Company’s Board of Directors (the “Board”).  Mr. Freeman has over 40 years of experience in the mining industry.  At present, he is General Manager and Principal with Downing Teal Inc., a global recruiting organization serving the resource and construction industries and is also the Chairman and Chief Executive Officer of Blue Sun Energy, Inc., a private, technology-based alternative energy company.  Mr. Freeman has served in technical, managerial and executive positions with junior and senior mining and service companies.  He was a co-founder, President and Director of Orvana Minerals and also held several positions with Placer Dome.

Mr. Freeman also serves as a trustee of the Montana Tech Foundation and on the industry advisory board for the mining programs at the University of Arizona, Montana Tech and South Dakota School of Mines. In addition, he co-chaired the Education Sustainability Committee for the Society of Mining Engineers.  He was appointed as the mining representative to an ad hoc committee of the National Academy of Sciences for a study of “Emerging Workforce Trends in the US Energy and Mining Industries”.

In connection with his appointment, Mr. Freeman has been granted 100,000 options to acquire common shares of Timberline at an exercise price equal to the fair market value of the stock at the time of the grant, vesting immediately, and with a term of five years.

The Company also announced today that Ron Guill, a director of the Company since 2007, does not intend to seek re-election to the Board at the Company’s 2013 Annual Meeting.

Paul Dircksen, Timberline’s President and CEO, commented, “We are extremely pleased and fortunate to have Leigh join the Timberline Board. He will be an asset to our Company with his wealth of experience and extensive professional network in our industry.  On behalf of Timberline, I would like to thank Ron for his guidance and support as we have advanced our Butte Highlands Project toward production. Ron continues to support the Timberline business plan to achieve production at Butte while advancing the Company’s South Eureka Project as rapidly as possible.”

About Timberline Resources

Timberline Resources Corporation is exploring advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where gold production is targeted to commence in mid-2013. Timberline’s exploration is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended use of any proceeds from the offering. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO
Phone: 208.664.4859

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